Northwest Bancshares, Inc. Completes Acquisition of Penns Woods Bancorp, Inc. Columbus, Ohio, July 28, 2025 – Northwest Bancshares, Inc. (“Northwest”) (NASDAQ: NWBI), the bank holding company for Northwest Bank, and Penns Woods Bancorp, Inc. (“Penns Woods”) (NASDAQ: PWOD), the multi-bank holding company of Jersey Shore State Bank and Luzerne Bank, announced that, effective as of July 25, 2025, the previously announced merger of Penns Woods with and into Northwest has been completed, along with the merger of Penns Woods' wholly-owned subsidiary banks, Jersey Shore State Bank and Luzerne Bank, each with and into Northwest Bank, a Pennsylvania-chartered savings bank and wholly-owned subsidiary of Northwest, with Northwest Bank as the surviving bank. With the closing of the merger, Northwest has appointed Richard A. Grafmyre, CEO of Penns Woods, to the Board of Directors of Northwest and Northwest Bank. The combination with Penns Woods enhances Northwest’s Pennsylvania banking presence with the addition of 21 branch locations across North Central and Northeastern Pennsylvania after the consolidation. With the closing of the merger, Northwest now operates 151 financial centers across Pennsylvania, New York, Ohio, and Indiana. “We are pleased to welcome Penns Woods’ customers, employees and shareholders to Northwest,” said Louis J. Torchio, President and CEO of Northwest. “Together, we are better positioned to deliver value to our shareholders and provide an expanded range of products and services to customers and communities across our Pennsylvania footprint.” The former Jersey Shore State Bank and Luzerne Bank financial centers have all been rebranded and now operate under the Northwest Bank name, following customer and data conversion and financial center rebranding that took place over the weekend of July 26-27. In addition, Northwest will host a conference call to review second quarter 2025 financial results on Wednesday, July 30 at 8:30 a.m. (EDT). The financial results and supporting financial data are scheduled to be released after market close on Tuesday, July 29. Conference Call / Webcast Information: The live audio webcast of the call and presentation slides will be available in Events & Presentations in the Investor Relations section of the company's website (https://investorrelations.northwest.bank/events-and-presentations/). The general public can register for the conference call by visiting https://events.q4inc.com/attendee/790934970. After registering, they will receive instructions for downloading the meeting calendar event and signing up for email reminders. Please join 15 minutes prior to the start of the call. A replay of the webcast will be archived in the Investor Relations section of Northwest's website.

About Northwest Bancshares, Inc. Headquartered in Columbus, Ohio, Northwest Bancshares, Inc. is the bank holding company of Northwest Bank. Founded in 1896, Northwest Bank is a full-service financial institution which offers a complete line of business and consumer banking products, as well as employee benefits and wealth management services. Currently, Northwest operates 151 full-service financial centers and eleven free standing drive-up facilities in Pennsylvania, New York, Ohio, and Indiana. Northwest Bancshares, Inc.’s common stock is listed on the NASDAQ Global Select Market under the symbol NWBI. Additional information regarding Northwest Bancshares, Inc. and Northwest Bank can be accessed online at www.northwest.bank. Forward-Looking Statements This release may contain forward-looking statements with respect to the benefits of the completed merger between Northwest and Penns Woods, including, without limitation, statements with respect to the expected timing of and benefits of the merger. Such statements are subject to numerous assumptions, risks, and uncertainties. Actual results could differ materially from those contained or implied by such statements for a variety of factors including, without limitation: (1) the businesses of Northwest and Penns Woods may not be integrated successfully or such integration may take longer to accomplish than expected; (2) the expected cost savings and any revenue synergies from the merger may not be fully realized within the expected timeframes; and (3) disruption from the proposed merger may make it more difficult to maintain relationships with clients, associates, or suppliers. Management has no obligation to revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this release, except as required by law. SOURCE: Northwest Bancshares, Inc. Investor Contact: Michael Perry 814-726-2140 Media Contact: Ian Bailey 380-400-2423 press@northwest.com